                        COMPUTATION OF EARNINGS PER SHARE

                                   EXHIBIT 11

                                                                                                   Year Ended December 31,
                                                                                                -----------------------------
                                                                                                   1994               1995
                                                                                                ----------         ----------
Primary earnings per share

  Net income                                                                                    $1,107,700         $2,144,900
  Cumulative dividends on preferred stock                                                          (13,500)            (9,000)
                                                                                                ----------         ----------

Income applicable to common stock                                                               $1,094,200         $2,135,900
                                                                                                ==========         ==========

Shares
  Weighted average number of common shares outstanding                                           1,522,077          1,645,005
  Add dilutive effect of conversion of preferred stock
    and outstanding options and warrants (as determined
    by the application of the treasury stock method)                                               430,432            396,640
                                                                                                ----------         ----------

                                                                                                 1,952,509          2,041,645
                                                                                                ==========         ==========

Primary earnings per share (1)                                                                  $      .56         $     1.05
                                                                                                ==========         ==========

(1) Fully diluted earnings per share does not differ from primary earnings per share, because the effect would be antidilutive.
